UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007 (September 19, 2007)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Items 5.02(c)

On September 19, 2007, Greif, Inc. (the “Company”) announced that David B. Fischer was elected to the position of President and Chief Operating Officer of the Company, effective October 1, 2007. Mr. Fischer previously served as the Company’s Senior Vice President and President of Industrial Packaging & Services of the Company’s North and South America, Asia, Africa and Australia business units. Mr. Fischer succeeds Michael J. Gasser as President, who continues to serve as the Company’s Chairman and Chief Executive Officer.

Information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Fischer’s business experience and other matters is set forth under the caption “Executive Officers of the Company” included in the Company’s definitive Proxy Statement for its 2007 annual meeting of stockholders (filed with the Securities and Exchange Commission on February 2, 2007), which information is incorporated herein by reference.

Section 8 – Other Events

Item 8.01	Other Events.

On September 19, 2007, the Company issued a press release announcing Mr. Fischer’s election as President and Chief Operating Officer of the Company. In addition, the Company announced that effective October 1, 2007, Michael C. Patton, Senior Vice President of Paper, Packaging & Services, had been appointed as divisional President of Paper, Packaging & Services and Industrial Packaging & Services of the Company’s North America business unit, and that Ivan Signorelli, Senior Vice President of Industrial Packaging & Services, had been appointed as divisional President of Industrial Packaging & Services of the Company’s European strategic business unit.

The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on September 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: September 21, 2007	By	/s/ Donald S. Huml
Donald S. Huml, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on September 19, 2007.